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                                                                    EXHIBIT 99.1

[WHITEHALL JEWELLERS, INC. LOGO]                 NEWS RELEASE

                                        For:     Whitehall Jewellers, Inc.

                                        Contact: John R. Desjardins
                                                 Executive Vice President,
                                                 Chief Financial Officer
                                                 TX: 312/762-9751

  U.S. ATTORNEY'S OFFICE WILL NOT FILE CHARGES AGAINST WHITEHALL JEWELLERS AND
     COMPANY REACHES SETTLEMENT OF CAPITAL FACTORS-RELATED CIVIL LITIGATION

      Chicago, Illinois, September 28, 2004 - Whitehall Jewellers, Inc. (NYSE:JWL) has been advised by the U.S. Attorney's Office for the Eastern District of New York that the U.S. Attorney will not file any charges against the Company. Whitehall has also reached a settlement of the consolidated Capital Factors actions currently pending in New York State Supreme Court.

      As previously announced, the U.S. Attorney's Office for the Eastern District of New York has been conducting a criminal investigation regarding matters that include those alleged in the consolidated Capital Factors actions. The non-prosecution agreement entered into today brings closure to the U.S. Attorney's Office investigation of the Company. Under the agreement, the Company has committed to pay restitution to Capital Factors in the amount of $10.8 million, and to pay $350,000 to the United States. In addition, as it has in the past, the Company will continue to cooperate with the U.S. Attorney's Office investigation as requested, and has committed to maintain the corporate compliance program and other policy changes that the Company has implemented. So long as the Company fulfills its obligations under the agreement, the U.S. Attorney's Office has agreed not to prosecute the Company for any matters relating to Cosmopolitan Gem Corp. and Colorcast Inc.'s scheme to defraud Capital Factors or any other party.

      The Company today also entered into a settlement agreement with Capital Factors, Inc. and a separate settlement agreement with International Diamonds, LTD and its affiliate, Astra Diamonds Manufacturers, Inc. The settlement agreements together provide for, among other things, full releases of the Company by Capital Factors, International, and Astra, for matters arising out of the consolidated Capital Factors actions in consideration of payments to Capital

155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                        FAX: 312-469-5592
                           INVESTORRELATIONS@WHJI.COM

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Factors of the $10.8 million ($8.2 million payable immediately, the remaining portion payable by December 23, 2004) and to International/Astra of $1.93 million (payable immediately). Upon full payment of these amounts, Capital Factors, International and Astra have each agreed to dismiss all of their respective claims against the Company in the consolidated Capital Factors actions. In addition, as part of the settlements, Capital Factors and International/Astra have each agreed that they will release the Company from any claims related to certain consignment goods and proceeds, which were originally supplied to the Company by Ultimo, Inc., once such goods and proceeds have been paid into court or placed in escrow.

      In earlier periods, the Company has recorded litigation accruals totaling $9.2 million relating to these matters. In connection with the final settlement of these matters, the Company will record an additional accrual of $120,000 before income taxes for the third fiscal quarter ending October 31, 2004. Including previously recorded payables and accruals and the Company's receipt of certain consignment inventory as a part of the Capital Factors settlement, the litigation accrual covers all payments being made to Capital Factors, International, Astra and the United States.

      Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "We are pleased that we have reached agreements in these matters. The Company has worked diligently to cooperate fully with the governmental inquiries. Today's agreements will allow us to bring closure to the criminal investigation and Capital Factors-related civil litigation, and permit the Company and its management to focus our energies on the business and the Company's future."

      In addition, as previously announced, on March 22, 2004, the Company entered into a letter agreement with its lenders under which the lenders agreed that none of the Capital Factors-related matters would give rise to a default or an event of default under the Credit Agreement so long as the resolution of such matters meets certain conditions. The agreements announced today meet the required conditions and otherwise are in compliance with the terms of the Credit Agreement. As of yesterday, the Company's outstanding borrowings under its $125 million revolver facility were $93.5 million.

      Also as previously disclosed, in September 2003, the SEC initiated a formal inquiry of the Company with respect to matters that were the subject of the consolidated Capital Factors actions. The Company has fully cooperated with the SEC in connection with this formal investigation.

             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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      Throughout the course of the U.S. Attorney's Office and SEC investigations, Whitehall has implemented a number of measures designed to address the issues raised by the Capital Factors related matters. Since October 2003, the Company has: (1) terminated the employment of all personnel it determined had engaged in misconduct; (2) hired an Internal Audit Director and authorized the hiring of a General Counsel; (3) committed to hiring a President and COO with significant public company experience; (4) taken measures to increase the Board's independence; (5) instituted a comprehensive compliance program; and (6) implemented numerous policies, procedures, and processes designed to strengthen the Company's systems of internal controls.

      Mr. Patinkin commented, "Our search for the newly created position of Chief Operating Officer will continue. Our search for the new position of general counsel will commence in the near term. We are also very pleased to have recently hired Debbie Nicodemus-Volker as our Executive Vice President of Merchandise. In addition, the Nominating and Corporate Governance Committee will soon begin a search for two additional independent directors with the assistance of a search firm."

      Management will discuss these matters during a conference call to be held today at 4:30 PM (ET). Call Lynn Nickless at 312-762-0292 to reserve a space on the call or dial in to the conference call at 800-446-4472. The playback call will be available until October 12, 2004 at 866-518-1010 or 416-695-5275. This call will also be broadcast live on the Internet at www.whitehalljewellers.com.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

   This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below,

             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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      which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) the impact of current or future price reductions taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation; (16) developments relating to settlement of the consolidated Capital Factors actions, the entry into an agreement with U.S. Attorney's office and the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (17) regulation affecting the industry generally, including regulation of marketing practices; and (18) the risk factors identified from time to time in our filings with the SEC.

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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com